Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

for shares of Common Stock of

ECOLAB INC.

Offer to Exchange

All Shares of Common Stock of

CHAMPIONX HOLDING INC.

which are owned by Ecolab Inc. and

will be converted into the right to receive Shares of Common Stock of

APERGY CORPORATION

for

Shares of Common Stock of Ecolab Inc.

Pursuant to the Prospectus, dated May 1, 2020

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JUNE 3, 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF ECOLAB COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the prospectus, dated May 1, 2020 (the “Prospectus”), and the related letter of transmittal and Exchange and Tansmittal Instruction Booklet (taken together, the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing shares of Ecolab Inc. (“Ecolab”) common stock, par value $1.00 per share (“Ecolab common stock”), are not immediately available;

(2) if shares of Ecolab common stock or other required documents cannot be delivered to Computershare Trust Company, N.A. (the “exchange offer agent”) on or before the expiration of the exchange offer; or

(3) if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by email or mailed to the exchange offer agent as described in the Prospectus and must include a guarantee by a “U.S. eligible institution” (as defined in the Prospectus). Any Ecolab stockholder who validly tenders (and does not properly withdraw) shares of Ecolab common stock for shares of common stock, par value $0.01 per share (“ChampionX common stock”), of ChampionX Holding Inc. (“ChampionX”) in the exchange offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of ChampionX common stock distributed on a pro rata basis to Ecolab stockholders in the clean-up spin-off (as defined in the Prospectus) in the event the exchange offer is not fully subscribed. Additional information can be found in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of Ecolab common stock) may submit this Notice of Guaranteed Delivery.

Please be advised that submissions received after normal business hours may be subject to a fee from the exchange offer agent.

The exchange offer agent for the exchange offer is:

Computershare Trust Company, N.A.

By First Class Mail:	By Email Transmission:	By Registered or Overnight Courier:

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com For information about the Exchange Offer, please contact Georgeson at 866-857-2624	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021-1031

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a “U.S. eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF ECOLAB COMMON STOCK LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE OFFER AGENT NO LATER THAN 5:00 PM, EASTERN TIME, ON THE SECOND NYSE TRADING DAY AFTER THE LAST TRADING DAY OF THE EXCHANGE OFFER. YOU RECOGNIZE THAT ANY ECOLAB STOCKHOLDER WHO VALIDLY TENDERS (AND DOES NOT PROPERLY WITHDRAW) SHARES OF ECOLAB COMMON STOCK FOR SHARES OF CHAMPIONX COMMON STOCK IN THE EXCHANGE OFFER WILL WAIVE THEIR RIGHTS WITH RESPECT TO SUCH SHARES TO RECEIVE, AND FORFEIT ANY RIGHTS TO, SHARES OF CHAMPIONX COMMON STOCK DISTRIBUTED ON A PRO RATA BASIS TO ECOLAB STOCKHOLDERS IN THE CLEAN-UP SPIN-OFF IN THE EVENT THE EXCHANGE OFFER IS NOT FULLY SUBSCRIBED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE U.S. ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Ecolab Inc. (“Ecolab”) the number of shares of Ecolab common stock, par value $1.00 per share (“Ecolab common stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by Ecolab to exchange all shares of common stock of ChampionX Holding Inc., which are owned by Ecolab and will be converted into shares of Apergy Corporation common stock, par value $0.01 per share, for tendered shares of Ecolab common stock pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of shares of Ecolab common stock to be tendered and share certificate number(s) (if available)

(attach additional sheet if necessary)

Check box if shares of Ecolab common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company:  ☐

Account Number:

(if known)

Dated:

Signature:

Registered Holder’s Signature(s)

Name(s) of Record Holder(s):

Please type or print your name(s) here

Address(es):

Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if shares of Ecolab common stock are being tendered by or on behalf of a person owning beneficially fewer than 100 shares of Ecolab common stock who wishes to tender all such shares of Ecolab common stock. Check one:

☐	By checking this box, I represent that I own beneficially fewer than 100 shares of Ecolab common stock and am tendering all my shares of Ecolab common stock.

☐

By checking this box I represent that I am a bank, broker or other nominee who (1) is tendering for the beneficial owners thereof, shares of Ecolab common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially fewer than 100 shares of Ecolab common stock and are tendering all such shares of Ecolab common stock.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of Ecolab common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of Ecolab common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange offer agent no later than 5:00 pm, Eastern time, on the second NYSE trading day after the last trading day of the exchange offer (a)(i) share certificates representing all validly tendered shares of Ecolab common stock (other than DRS shares), in proper form for transfer or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of Ecolab common stock in the exchange offer agent’s account at The Depository Trust Company, (b) the Letter of Transmittal for shares of Ecolab common stock, properly completed and duly executed (which eligible holders of DRS shares may complete through the Exchange Offer Election Website) with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message (as defined in the Prospectus) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the exchange offer agent and must deliver the Letter of Transmittal and certificates for shares of Ecolab common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange offer agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)

Telephone No.(s): (             )         -

Authorized Signature:

Printed Name:

Title:

Dated:

Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE OFFER AGENT WITH THE LETTER OF TRANSMITTAL.

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